Exhibit 99.1

B. Riley Financial Reports Third Quarter 2021 Results; Declares $4.00 Dividend

Net income of $48.6 million, $1.69 diluted EPS

Total revenues increased to $381.5 million, total adjusted EBITDA of $114.1 million

Operating revenues increased to $363.3 million, operating adjusted EBITDA of $101.1 million

Strong earnings driven by investment banking,
in addition to wealth management, principal investments, and brands

Increases regular quarterly dividend to $1.00 from previous $0.50, declares $3.00 special
Total third quarter dividend of $4.00 per common share

Board of Directors approve new annual share repurchase plan of up to $50 million

LOS ANGELES, October 28, 2021 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified financial services company, today announced results for the three- and nine-month period ended September 30, 2021.

Third Quarter 2021 Highlights

●	Net income of $48.6 million, up 3% year-over-year

●	Total revenues of $381.5 million, up 69% year-over-year

●	Total adjusted EBITDA (1) of $114.1 million, up 21% year-over-year

●	Operating revenues (2) of $363.3 million, up 87% year-over-year

●	Operating adjusted EBITDA (3) of $101.1 million, up 50% year-over-year

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial, said: “We have never been more confident in the power of our combined platform and the opportunities we see ahead. In line with our stated commitment to return capital to our shareholders, we have increased our regular quarterly dividend to $1.00 and declared a special dividend of $3.00 for a total third quarter dividend of $4.00 per common share. Upon payment of our third quarter dividend, we will have returned a total of $9.00 per share, or approximately $247 million, in common stock dividends to shareholders for the first three quarters. The increase in our regular dividend reflects our increasing confidence in our recurring cash flows, as well as the continued growth in our episodic businesses. Our balance sheet continues to be very strong, and our capital base has continued to increase, reflecting the growing cash flows and strong fundamentals of our business. We acknowledge that our diversified business can be difficult to analyze and believe a recurring dividend is an important measure for our shareholders. Our goal is to continue to utilize our cash flows to enhance our business, make accretive acquisitions, and return capital to our shareholders. Over the last year, we have made meaningful progress in reducing our debt expense by redeeming two of our higher rate corporate bonds and issuing debt at a rate that is over 200 basis points lower. We will continue to seek opportunities to improve our capital structure in the coming quarters.”

Tom Kelleher, Co-Chief Executive Officer of B. Riley Financial, added: “Over the last year, B. Riley Securities has established itself as a preferred investment banking partner for small- and mid-cap companies. Our investment banking division drove our strong quarterly performance, supported by contributions from our newly expanded wealth management division, cash flow generated by our principal investment companies, and growth in our brands. The momentum of our combined platform continues to benefit each of our distinct businesses. Our strengthened execution capabilities have enabled us to uncover additional new business opportunities while attracting talented professionals to our platform. During the quarter, we acquired 272 Capital in line with our stated intent to build out asset management and named a senior professional to lead the expansion of our fixed income division. We also added several quality financial advisors to our roster as we work to combine our legacy wealth management business with National Holdings. We are continuing to recruit across our business lines and believe our ability to attract talent of this caliber speaks to the value of our diversified platform.”

www.brileyfin.com | NASDAQ: RILY	1

Declaration of Common Dividend

B. Riley has declared a total quarterly cash dividend of $4.00 per common share which is payable on or about November 23, 2021 to common stockholders of record as of November 9, 2021. The total dividend payment reflects an increased regular quarterly dividend of $1.00 from the previous regular quarterly dividend of $0.50, in addition to a $3.00 special one-time dividend.

Bond Redemption and Share Repurchases

In September, the Company redeemed its 7.375% Senior Notes due 2023 in full for an aggregate redemption price of approximately $140.5 million, including accrued interest.

Under the current share repurchase plan, effective as of October 27, 2020, the Company repurchased approximately 495,000 of its common shares for an aggregate amount of approximately $12.6 million through September 30, 2021.

B. Riley’s Board of Directors has approved a new annual share repurchase program for up to $50 million.

Financial Summary

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except for share data)	2021	2020	2021	2020

Net income available to common shareholders	$48,621	$47,291	$375,415	$30,324

Basic income per common share	$1.76	$1.86	$13.75	$1.18
Diluted income per common share	$1.69	$1.75	$13.07	$1.14

For the third quarter, net income available to common shareholders was $48.6 million, or $1.69 diluted earnings per share (EPS). For the first nine months of 2021, net income available to common shareholders was $375.4 million, or $13.07 diluted EPS.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2021	2020	2021	2020

Operating Revenues (2)	$363,325	$194,500	$1,000,633	$528,657
Investment Gains (Loss)(4)	18,197	31,753	317,818	(36,142)
Total Revenues	$381,522	$226,253	$1,318,451	$492,515

Operating Adjusted EBITDA (3)	$101,091	$67,222	$315,932	$184,886
Investment Adjusted EBITDA (5)	13,010	26,911	308,537	(38,554)
Total Adjusted EBITDA (1)	$114,101	$94,133	$624,469	$146,332

For the three months ended September 30, 2021:

●	Total revenues increased 69% to $381.5 million compared to $226.3 million for the prior year quarter.

●	Total adjusted EBITDA (1) increased 21% to $114.1 million compared to $94.1 million for the prior year period.

●	Operating revenues (2) increased 87% to $363.3 million from $194.5 million for the prior year period.

●	Operating adjusted EBITDA (3) increased 50% to $101.1 million from $67.2 million for the prior year period.

●	Quarterly investment gains (4) were $18.2 million which reflect certain strategic investments held by the Company.

www.brileyfin.com | NASDAQ: RILY	2

For the first nine months of 2021:

●	Total revenues increased 168% to $1.3 billion compared to $492.5 million for the prior year period.

●	Total adjusted EBITDA (1) increased 327% to $624.5 million compared to $146.3 million for the prior year period.

●	Operating revenues (2) increased 89% to $1.0 billion compared to $528.7 million for the prior year period.

●	Operating adjusted EBITDA (3) increased 71% to $315.9 million from $184.9 million for the prior year period.

As of September 30, cash and investments (6) totaled approximately $2.3 billion including cash and cash equivalents of $378.2 million. Total cash and investments, (6) net of debt, was $593.4 million.

Segment Financial Summary and Highlights

	Operating Revenues (2)		Investment Gains (4)		Total Segment Revenue
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
(Dollars in thousands)	2021	2020	2021	2020	2021	2020
Capital Markets	$161,718	$81,841	$16,935	$31,399	$178,653	$113,240
Wealth Management	117,572	17,289	1,262	354	118,834	17,643
Auction and Liquidation	37,072	44,185	-	-	37,072	44,185
Financial Consulting	21,291	25,583	-	-	21,291	25,583
Principal Investments	19,300	21,602	-	-	19,300	21,602
Brands	6,372	4,000	-	-	6,372	4,000

	Segment Operating Income (7)		Investment Income (5)		Total Segment Income
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
(Dollars in thousands)	2021	2020	2021	2020	2021	2020
Capital Markets	$76,142	$33,198	$11,748	$26,557	$87,890	$59,755
Wealth Management	5,322	426	1,262	354	6,584	780
Auction and Liquidation	6,298	12,000	-	-	6,298	12,000
Financial Consulting	2,769	7,248	-	-	2,769	7,248
Principal Investments	6,506	8,368	-	-	6,506	8,368
Brands	4,686	2,292	-	-	4,686	2,292

Capital Markets segment revenues increased 58% to $178.7 million for the third quarter. Excluding investment gains (4) of $16.9 million, segment operating revenues (2) increased 98% year-over-year to $161.7 million, and segment operating income (7) increased 129% to $76.1 million for the quarter. Strong performance was primarily driven by investment banking and fees generated from several significant debt and equity capital markets transactions completed during the quarter.

Wealth Management segment revenues and segment income increased to $118.8 million and $6.6 million, respectively, reflecting the addition of National Holdings which was acquired in February 2021. Combined wealth management assets under management were approximately $32 billion as of September 30, 2021.

Auction and Liquidation segment revenues totaled $37.1 million, driven by retail liquidation activity in Europe. Results for this segment vary from quarter-to-quarter and year-to-year due to the episodic impact of large retail liquidation engagements.

www.brileyfin.com | NASDAQ: RILY	3

Principal Investments segment companies, magicJack and United Online, continued to perform above expectations, contributing recurring cash flow to the Company.

Supplemental Financial Data

Additional metrics related to operating results and investments can be found in the Third Quarter 2021 Financial Supplement on B. Riley’s investor relations website.

Conference Call Details

Management will host an investor call to discuss its third quarter results today, Thursday, October 28, 2021, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Investors may access the live broadcast and archived recording via the Company’s investor relations website at ir.brileyfin.com.

Date and Time:	Thursday October 28, 2021 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial In:	1-855-327-6837 (toll-free) or 1-631-891-4304 (international)
Audio Webcast:	https://ir.brileyfin.com/events-and-presentations

Replay (expires Thursday, November 4, 2021)
Dial In:	1-844-512-2921; 10016591 (pin)
Replay Link:	https://ir.brileyfin.com/events-and-presentations

About B. Riley Financial

B. Riley Financial provides collaborative solutions tailored to fit the capital raising and business advisory needs of its clients and partners. B. Riley operates through several subsidiaries that offer a diverse range of complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. For more information, please visit www.brileyfin.com.

Footnotes (See "Note Regarding Use of Non-GAAP Financial Measures" for further discussion of these non-GAAP terms.)

(1)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, gain on extinguishment of loans, impairment of tradenames, and transaction related and other costs. For a definition of adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix hereto.

(2)	Operating revenue is defined as the sum of revenues from services and fees, interest income - loans and securities lending, and sale of goods.

(3)	Operating adjusted EBITDA is defined as adjusted EBITDA excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.

(4)	Investment gains (loss) is defined as trading income and fair value adjustments on loans.

(5)	Investment adjusted EBITDA and investment income (loss) are defined as trading income (losses) and fair value adjustments on loans, less other investment related expenses.

(6)	Total cash and investments is defined as the sum of cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (i) securities sold not yet purchased and (ii) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets.

(7)	Segment operating income (loss) is defined as segment income (loss) excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.

www.brileyfin.com | NASDAQ: RILY	4

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenues, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring costs, gain on extinguishment of loans, impairment of trade names, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) and fair value adjustments on loans, and other investment related expenses, (iv) including in the case of investment adjusted EBITDA, trading income (losses) and fair value adjustments on loans, net of other investment related expenses, and (v) including in the case of total cash and investments, net of debt, total cash, net securities and investments, and other minus total debt, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Contacts

Investors	Media
Mike Frank	Jo Anne McCusker
ir@brileyfin.com	press@brileyfin.com
(212) 409-2424	(646) 885-5425

www.brileyfin.com | NASDAQ: RILY	5

B. RILEY FINANCIAL, INC.

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$378,205	$103,602
Restricted cash	927	1,235
Due from clearing brokers	599,715	7,089
Securities and other investments owned, at fair value	1,352,100	777,319
Securities borrowed	1,347,656	765,457
Accounts receivable, net	54,790	46,518
Due from related parties	1,513	986
Loans receivable, at fair value (includes $140,064 and $295,809 from related parties at September 30, 2021 and December 31, 2020, respectively)	350,762	390,689
Prepaid expenses and other assets	448,985	87,462
Operating lease right-of-use assets	59,735	48,799
Property and equipment, net	13,720	11,685
Goodwill	237,961	227,046
Other intangible assets, net	196,697	190,745
Deferred tax assets, net	4,085	4,098
Total assets	$5,046,851	$2,662,730
Liabilities and Equity
Liabilities:
Accounts payable	$4,028	$2,722
Accrued expenses and other liabilities	277,586	168,478
Deferred revenue	68,310	68,651
Deferred tax liabilities, net	67,023	34,248
Due to related parties and partners	176	327
Due to clearing brokers	—	13,672
Securities sold not yet purchased	419,211	10,105
Securities loaned	1,345,825	759,810
Mandatorily redeemable noncontrolling interests	4,196	4,700
Operating lease liabilities	72,158	60,778
Notes payable	357	37,967
Loan participations sold	—	17,316
Revolving credit facility	80,000	—
Term loans, net	252,927	74,213
Senior notes payable, net	1,362,847	870,783
Total liabilities	3,954,644	2,123,770

Commitments and contingencies
Redeemable noncontrolling interests in equity of subsidiaries	345,000	—
B. Riley Financial, Inc. equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 4,485 and 3,971 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively; and liquidation preference of $112,128 and $99,260 as of September 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 27,554,664 and 25,777,796 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	3	3
Additional paid-in capital	399,349	310,326
Retained earnings	309,550	203,080
Accumulated other comprehensive loss	(2,207)	(823)
Total B. Riley Financial, Inc. stockholders' equity	706,695	512,586
Noncontrolling interests	40,512	26,374
Total equity	747,207	538,960
Total liabilities and equity	$5,046,851	$2,662,730

www.brileyfin.com | NASDAQ: RILY	6

B. RILEY FINANCIAL, INC.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Services and fees	$301,497	$144,823	$857,109	$429,799
Trading income (losses) and fair value adjustments on loans	18,197	31,753	317,818	(36,142)
Interest income - Loans and securities lending	26,869	26,026	89,280	72,383
Sale of goods	34,959	23,651	54,244	26,475
Total revenues	381,522	226,253	1,318,451	492,515
Operating expenses:
Direct cost of services	18,019	23,264	41,435	51,201
Cost of goods sold	12,442	9,813	21,394	11,442
Selling, general and administrative expenses	244,218	97,143	635,484	291,449
Restructuring charge	—	1,557	—	1,557
Impairment of tradenames	—	—	—	12,500
Interest expense - Securities lending and loan participations sold	10,097	10,975	40,269	30,669
Total operating expenses	284,776	142,752	738,582	398,818
Operating income	96,746	83,501	579,869	93,697
Other income (expense):
Interest income	70	67	175	537
Gain on extinguishment of loans and other	1,758	—	8,267	—
Income (loss) from equity investments	1,149	409	1,172	(145)
Interest expense	(25,372)	(16,374)	(66,014)	(48,537)
Income before income taxes	74,351	67,603	523,469	45,552
Provision for income taxes	(22,693)	(18,711)	(140,113)	(13,380)
Net income	51,658	48,892	383,356	32,172
Net income (loss) attributable to noncontrolling interests	1,108	513	2,474	(1,382)
Net income attributable to B. Riley Financial, Inc.	$50,550	$48,379	$380,882	$33,554
Preferred stock dividends	1,929	1,088	5,467	3,230
Net income available to common shareholders	$48,621	$47,291	$375,415	$30,324

Basic income per common share	$1.76	$1.86	$13.75	$1.18
Diluted income per common share	$1.69	$1.75	$13.07	$1.14

Weighted average basic common shares outstanding	27,570,716	25,446,292	27,297,917	25,699,735
Weighted average diluted common shares outstanding	28,794,066	27,050,448	28,726,492	26,689,700

www.brileyfin.com | NASDAQ: RILY	7

B. RILEY FINANCIAL, INC.

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Capital Markets segment:
Revenues - Services and fees	$134,849	$55,815	$431,825	$189,779
Trading income (loss) and fair value adjustments on loans	16,935	31,399	311,335	(36,536)
Interest income - Loans and securities lending	26,869	26,026	89,280	72,383
Total revenues	178,653	113,240	832,440	225,626
Selling, general and administrative expenses	(80,152)	(40,920)	(231,765)	(125,844)
Restructuring charge	—	(917)	—	(917)
Interest expense - Securities lending and loan participations sold	(10,097)	(10,975)	(40,269)	(30,669)
Depreciation and amortization	(514)	(673)	(1,526)	(1,864)
Segment income	87,890	59,755	558,880	66,332
Wealth Management segment:
Revenues - Services and fees	117,572	17,289	270,558	51,494
Trading income and fair value adjustments on loans	1,262	354	6,483	394
Total revenues	118,834	17,643	277,041	51,888
Selling, general and administrative expenses	(110,157)	(16,395)	(260,331)	(49,226)
Depreciation and amortization	(2,093)	(468)	(6,832)	(1,421)
Segment income	6,584	780	9,878	1,241
Auction and Liquidation segment:
Revenues - Services and fees	2,745	21,473	15,637	49,340
Revenues - Sale of goods	34,327	22,712	52,162	23,757
Total revenues	37,072	44,185	67,799	73,097
Direct cost of services	(13,622)	(18,373)	(27,742)	(36,406)
Cost of goods sold	(11,999)	(9,046)	(19,578)	(9,360)
Selling, general and administrative expenses	(5,153)	(4,625)	(9,719)	(8,880)
Restructuring charge	—	(140)	—	(140)
Depreciation and amortization	—	(1)	—	(2)
Segment income	6,298	12,000	10,760	18,309
Financial Consulting segment:
Revenues - Services and fees	21,291	25,583	66,435	65,142
Selling, general and administrative expenses	(18,436)	(17,759)	(55,896)	(48,756)
Restructuring charge	—	(500)	—	(500)
Depreciation and amortization	(86)	(76)	(273)	(216)
Segment income	2,769	7,248	10,266	15,670
Principal Investments - United Online and magicJack segment:
Revenues - Services and fees	18,669	20,663	57,394	63,037
Revenues - Sale of goods	631	939	2,081	2,718
Total revenues	19,300	21,602	59,475	65,755
Direct cost of services	(4,397)	(4,891)	(13,693)	(14,795)
Cost of goods sold	(443)	(767)	(1,816)	(2,082)
Selling, general and administrative expenses	(5,458)	(4,840)	(15,096)	(14,352)
Depreciation and amortization	(2,496)	(2,736)	(7,558)	(8,466)
Segment income	6,506	8,368	21,312	26,060
Brands segment:
Revenues - Services and fees	6,372	4,000	15,261	11,007
Selling, general and administrative expenses	(972)	(994)	(2,338)	(2,207)
Depreciation and amortization	(714)	(714)	(2,143)	(2,143)
Impairment of tradenames	—	—	—	(12,500)
Segment income (loss)	4,686	2,292	10,780	(5,843)
Consolidated operating income from reportable segments	114,733	90,443	621,876	121,769

Corporate and other expenses	(17,987)	(6,942)	(42,007)	(28,072)
Interest income	70	67	175	537
Gain on extinguishment of loans and other	1,758	—	8,267	—
Income (loss) on equity investments	1,149	409	1,172	(145)
Interest expense	(25,372)	(16,374)	(66,014)	(48,537)
Income before income taxes	74,351	67,603	523,469	45,552
Provision for income taxes	(22,693)	(18,711)	(140,113)	(13,380)
Net income	51,658	48,892	383,356	32,172
Net income (loss) income attributable to noncontrolling interests	1,108	513	2,474	(1,382)
Net income attributable to B. Riley Financial, Inc.	50,550	48,379	380,882	33,554
Preferred stock dividends	1,929	1,088	5,467	3,230
Net income available to common shareholders	$48,621	$47,291	$375,415	$30,324

www.brileyfin.com | NASDAQ: RILY	8

B. RILEY FINANCIAL, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income attributable to B. Riley Financial, Inc.	$50,550	$48,379	$380,882	$33,554
Adjustments:
Provision for income taxes	22,693	18,711	140,113	13,380
Interest expense	25,372	16,374	66,014	48,537
Interest income	(70)	(67)	(175)	(537)
Share based payments	9,374	4,778	23,508	14,267
Depreciation and amortization	6,142	4,886	19,066	14,765
Restructuring costs	—	1,557	—	1,557
Gain on extinguishment of loans	—	—	(6,509)	—
Impairment of tradenames	—	—	—	12,500
Transactions related costs and other	40	(485)	1,570	8,309

Total EBITDA adjustments	63,551	45,754	243,587	112,778

Adjusted EBITDA	$114,101	$94,133	$624,469	$146,332
Operating EBITDA Adjustments:
Trading (income) losses and fair value adjustments on loans	(18,197)	(31,753)	(317,818)	36,142
Other investment related expenses	5,187	4,842	9,281	2,412

Total Operating EBITDA Adjustments	(13,010)	(26,911)	(308,537)	38,554

Operating Adjusted EBITDA	$101,091	$67,222	$315,932	$184,886

www.brileyfin.com | NASDAQ: RILY	9

B. RILEY FINANCIAL, INC.

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income attributable to B. Riley Financial, Inc.	$50,550	$48,379	$380,882	$33,554
Adjustments:
Share based payments	9,374	4,778	23,508	14,267
Amortization of intangible assets	5,156	3,919	16,176	11,967
Restructuring costs	—	1,557	—	1,557
Gain on extinguishment of loans	—	—	(6,509)	—
Impairment of tradenames	—	—	—	12,500
Transactions related costs and other	40	(485)	1,570	8,309
Income tax effect of adjusting entries	(4,514)	(2,725)	(9,587)	(13,456)
Adjusted net income attributable to B. Riley Financial, Inc.	$60,606	$55,423	$406,040	$68,698

Adjusted income per common share:
Adjusted basic income per share	$2.20	$2.18	$14.87	$2.67
Adjusted diluted income per share	$2.10	$2.05	$14.13	$2.57

Shares used to calculate adjusted basic net income per share	27,570,716	25,446,292	27,297,917	25,699,735
Shares used to calculate adjusted diluted net income per share	28,794,066	27,050,448	28,726,492	26,689,700

# # #

Source: B. Riley Financial, Inc.

www.brileyfin.com | NASDAQ: RILY	10